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                                                                  Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ramco-Gershenson Properties Trust on Form S-8 of our report dated February 17, 1998 appearing in the Annual Report on Form 10-K of Ramco-Gershenson Properties Trust for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP
-------------------------
Detroit, Michigan
October 30, 1998